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As filed with the Securities and Exchange Commission on August 1, 2000                     Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   --------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                        ENERGY CONVERSION DEVICES, INC.
            (Exact name of registrant as specified in its charter)


         Delaware                           8731                38-1749884
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)


                             1675 West Maple Road
                                Troy, MI 48084
                                (248) 280-1900

         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                           ROGER JOHN LESINSKI, ESQ.
                        Energy Conversion Devices, Inc.
                             1675 West Maple Road
                                Troy, MI 48084
                                (248) 280-1900

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

        Approximate date of proposed commencement of sale to the public:
   As soon as practicable after this Registration Statement becomes effective.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest-reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. [ ] -------------------.

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. [ ] ---------------------------------.

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
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                                        CALCULATION OF REGISTRATION FEE


===========================================================================================================

Title of Securities    Amount to be            Proposed           Proposed Maximum        Amount of
to be Registered        Registered         Maximum Offering      Aggregate Offering    Registration fee
                                          Price Per Share (1)         Price(1)
-----------------------------------------------------------------------------------------------------------

Common Stock,            700,000               $24.25                $16,975,000          $4,481.40
$.01 par value
===========================================================================================================


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      (1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low sales prices of the Common Stock on the Nasdaq National Market on July 28, 2000.



                                 ------------


           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.




















   --------------------------------------------------------------------------

PROSPECTUS

                                 700,000 Shares
                     Shares of Common Stock ($.01 par value)

                        ENERGY CONVERSION DEVICES, INC.

                                --------------


      This is an offering of shares of Common Stock, $0.01 per share, of Energy Conversion Devices, Inc. This prospectus relates to an offering of 700,000 shares of Common Stock.

      All of the shares of Common Stock in the offering are being sold by the selling securityholder identified in this prospectus. We will not receive any of the proceeds from the sale of the shares offered hereby.

      The Common Stock is traded on the Nasdaq National Market under the symbol "ENER." On July 28, 2000, the closing price of the Common Stock was $23.875 per share as reported by the Nasdaq National Market.

      An investment in the Common Stock offered hereby involves a high degree of risk. See "Risk Factors" on Page 5.

                                --------------

                  NEITHER THE SECURITIES AND EXCHANGE COMMISSION
                          NOR ANY OTHER REGULATORY BODY
                   HAS APPROVED OR DISAPPROVED THESE SECURITIES,
                 OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                      PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                                --------------


      Information contained in this prospectus is subject to completion and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may any offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any State in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such State.

                                --------------


                       Prospectus dated August 1, 2000.

No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering herein contained and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts contained in this prospectus since the date of this document.

                                  ----------


                      WHERE YOU CAN FIND MORE INFORMATION

      This prospectus constitutes part of a Registration Statement on Form S-3 filed with the SEC under the Securities Act of 1933. It omits some of the information contained in the Registration Statement, and you should refer to the Registration Statement for further information about us and the securities offered by this prospectus. Any statement contained in this prospectus concerning the provision of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC is not necessarily complete, and in each instance you should refer to the copy of the document filed.

      In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements and other information filed by us at the SEC Public Reference Rooms at:

  450 Fifth Street, N.W.  7 World Trade Center      Citicorp Center
  Room 1024               Suite 1300                500 West Madison Street
  Washington, D.C. 20549  New York, New York 10048  Suite 1400
                                                    Chicago, Illinois 60661-2511

      Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms.

      You may also request copies of these documents, upon payment of a duplicating fee, by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information about issuers, including us, who file electronically with the SEC. The address of that site is www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      The SEC allows us to disclose important information to you by referring you to documents we have filed or will file with the SEC. The information "incorporated by reference" is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede previously filed information. We incorporate by reference the documents listed below and any future filing made with the SEC under Sections 13(a), 14 or 15(d) of the Securities

Exchange Act of 1934 until the offering of all of the shares which are the subject of this prospectus is completed.

      -    Annual Report on Form 10-K for the fiscal year ended June 30, 1999

      - Quarterly Reports on Form 10-Q for the periods ended September 30, 1999 and December 31, 1999, and March 31, 2000 (Form 10-Q/A).

      - Description of our Common Stock included in our Registration Statement on Form 8-A as filed with the Commission on November 27,
            1968.

      You can obtain any of the documents incorporated by reference in this document from the SEC through the SEC's website at the address provided above. You can also obtain any of the documents incorporated by reference from us, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document, at no cost, by requesting them in writing at the following address:

                        Energy Conversion Devices, Inc.
                        1675 West Maple Road
                        Troy, Michigan 48084
                        Attention: Corporate Secretary
                        Telephone: (248) 280-1900


                            TABLE OF CONTENTS
                                                                       Page
                                                                       ----
      Where You Can Find More Information ..........................     2
      Cautionary Note Regarding Forward-Looking Statements..........     3
      The Company ..................................................     5
      Risk Factors .................................................     5
      Use of Proceeds ..............................................     9
      Selling Securityholder .......................................     9
      Plan of Distribution .........................................     9
      Validity of Securities........................................    10
      Experts ......................................................    10


                    CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus and the documents incorporated in this prospectus by reference contain forward-looking statements about our financial condition, results of operations, plans, objectives, future performance and business. In addition, from time to time we and our representatives have made or may make forward-looking statements orally or in writing. The words "may," "will," "believes," "expects," "intends," "anticipates," "estimates," and similar expressions have been used in this prospectus and the documents incorporated in this prospectus by reference to identify forward-looking statements.

      We have based these forward-looking statements on our current views with respect to future events and performance. Actual results may differ materially from those predicted by the forward-looking statements. These forward-looking statements involve risks, uncertainties and assumptions, including among others those listed under Risk Factors on page 5 and the following:

      - our continued ability to protect and maintain the proprietary nature of our technology;

      - our dependence on the willingness and ability of our licensees and joint venture partners to devote financial resources and manufacturing and marketing capabilities to commercialize products based on our technologies;

      - our government product development and research contracts are terminated by unilateral government action;

      -    we are unable to successfully execute our internal business plans;

      - we experience performance problems with key suppliers or subcontractors;

      - there are no adverse changes in general economic conditions or in political or competitive forces;

      -    competition increases in our industry or markets;

      -    legal or regulatory proceedings reach unfavorable resolutions;

      - the costs of providing compensation and benefits to our employees increase;

      - we need to seek additional financing at a time when financing is not available on terms acceptable to us;

      -    there are adverse changes in the securities markets; and

      -    we suffer the loss of key personnel.

      There is also the risk that we incorrectly analyze these risks or that strategies we develop to address them are unsuccessful.

      These forward-looking statements speak only as of the date of this prospectus or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified in their entirety by the cautionary statements in this section. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. We are not obligated to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

                                  THE COMPANY

      Energy Conversion Devices, Inc. is in the business of synthesizing new materials and developing advanced production technology and innovative products based on amorphous (disordered) and related materials, with an emphasis on alternative energy (such as its proprietary photovoltaic products, nickel metal hydride (NiMH) batteries, Ovonic Solid State Hydrogen Storage System(TM) and Ovonic Regenerative Fuel Cell technologies) and advanced information technologies. It has pioneered and developed enabling technologies, covered by a basic and broad patent portfolio, leading to new products and production processes. Our products and production technology are being manufactured and marketed through strategic alliances and royalty-bearing licensing agreements with major companies throughout the world.

      On June 1, 2000, we announced the closing of the purchase by Texaco Inc. of a 20 percent interest in ECD. As part of the relationship, we and Texaco will focus on advanced energy technologies and establish joint ventures for the continued development and commercialization of our proprietary Ovonic Solid State Hydrogen Storage System(TM) and Ovonic Regenerative Fuel Cell technologies.

      In April 2000, we entered into a strategic alliance with N.V. Bekaert S.A. in connection with our purchase from Canon Inc. of its entire interest in United Solar Systems Corp., our photovoltaic product manufacturing and marketing business. Our new venture with Bekaert will expand United Solar's manufacturing capacity fivefold with the construction of a 25-megawatt annual capacity plant to be built by us. Bekaert's equity investment in the new
United Solar venture will be $84 million.

      In the field of information technology, our Ovonic phase-change erasable optical memory technology is becoming an international choice of major optical memory manufacturers, including among others Matsushita Electric Industrial Co., Ltd., Ricoh Company Ltd., Sony Corporation, TDK Corporation, Toray Industries, Inc. and Plasmon PLC. In March 2000, GE Plastics, a unit of General Electric, and ECD announced that they formed a new joint venture, Ovonic Media LLC, to design, develop and commercialize continuous web roll-to-roll technology for ultra-high speed manufacture of optical media products, primarily rewritable DVDs. In February 2000, Ovonyx, Inc., the joint venture with Mr. Tyler Lowrey, a recognized authority in semiconductor memory technology and former vice chairman and chief technology officer of Micron, Technology, Inc., announced a new strategic alliance with Intel Corporation. Intel Capital made an investment in Ovonyx. Intel also entered into a non-exclusive, royalty-bearing license agreement and is jointly developing with Ovonyx the Ovonic Unified Memory technology (OUM) at one of Intel's wafer manufacturing facilities. Ovonyx is also working with Lockheed Martin to commercialize the OUM for radiation-hard applications.

      Our principal executive offices are located at 1675 West Maple Road, Troy, Michigan 48084, and our telephone number is (248) 280-1900.

                                 RISK FACTORS

    The following risk factors should be considered in conjunction with the other information included and incorporated by reference in this Prospectus before purchasing or otherwise acquiring the Common Stock offered hereby.

We Have Incurred Losses in the Past

    From our founding through March 31, 2000, we have incurred net losses totaling approximately $216.9 million. Our ability to achieve profitability in the future years will depend largely on securing additional licensing agreements and the successful commercialization of our products, as to which there can be no assurance.

We May Need to Raise Additional Capital in the Future

    We have in the past experienced substantial losses and negative cash flow from operations and have required significant additional financing in order to pursue the commercialization of our products based on our technologies. We cannot predict when or if additional financing will be needed or, if needed, in what amounts and may seek additional financing at any time, including the next 12 months. There can be no assurance that such additional financing will be available or that the terms of such additional financing, if available, will be acceptable to us. Additional equity financing by us may result in substantial dilution to our stockholders, including purchasers of the Common Stock.

Certain of Our Revenues Are Dependent Upon Licensing Arrangements and Joint Ventures

    In the fields of consumer rechargeable batteries, electric vehicle batteries, scooter batteries, photovoltaics and information technologies, we have entered into licensing and/or joint venture agreements with established industrial companies. We expect to enter into joint ventures with Texaco for the continued development and commercialization of our proprietary Ovonic Solid Hydrogen Storage System(TM) and Ovonic Regenerative Fuel Cell technologies. Any revenues or profits which may be derived by us from these licensing and joint venture agreements will be substantially dependent upon the willingness and ability of our licensees and joint venture partners to devote their financial resources and manufacturing and marketing capabilities to commercialize products based on our technologies. There can be no assurance that such financial resources will be available or that such commercialization will be successful. Certain of our joint venture and business agreements contain conditions which, if not satisfied, permit the joint venture or business partner to discontinue such arrangements. Many of such conditions are outside of our control and there can accordingly be no assurance that such conditions will be satisfied. There are also various business, technological and other uncertainties that affect us and our joint venture partners and licensees. In fields in which we are not presently a party to joint venture or license agreements, we may be required to enter into collaborative arrangements with established industry partners to produce products on a commercial scale. There can be no assurance that we will be able to enter into such collaborative arrangements.


We Receive a Significant Portion of Our Revenues and Profits from a Small Number of Customers

We historically have entered into agreements with a relatively small number of major customers thoughout the world. A significant portion of our revenues and profits are received from these major customers. For example, for our 1999 fiscal year, two major customers accounted for approximately 63% of our total revenues. Our revenues and profits would decrease substantially if we were to lose one or more of these major customers.

We Are Subject to Competition

    We and our affiliates compete with firms, both domestic and foreign, that perform research and development, as well as firms that manufacture and sell products. Some competing firms are among the largest industrial companies in the world and have well-established business organizations and product lines, extensive resources and large research and development staffs and facilities. There can be no assurance that one or more such companies will not succeed in developing technologies or products that will become available for commercial sale prior to our products, that will have performance superior to our products or that would otherwise render our products obsolete or non-competitive.

Our Technology Is Subject to Certain Risks

    Additional research and development efforts will be required before certain of our products and technologies may be manufactured and sold commercially. There can be no assurance that such research and development efforts will be successful or that we will be able to develop commercial applications for our products and technologies. The areas in which we are developing technologies and products are characterized by rapid and significant technological change. Rapid technological development may result in our products becoming obsolete or non-competitive before we are able to recover any portion of the research and development and other expenses we have incurred to develop our products and technologies.

There May Be Uncertainties Associated with Manufacturing Our Products

    In order to produce products on a commercial scale, we and our joint venture partners and certain of our licensees will be required to expand or establish manufacturing capabilities significantly greater than the manufacturing capabilities currently being used to produce certain of our products. Although substantially all of our joint venture partners and licensees have experience in commercial scale manufacturing, we have little such experience and there can be no assurance that we or such other parties will expand or establish manufacturing capabilities for manufacturing our products beyond those presently in existence.

It Is Uncertain that the Market Will Accept Our Products

    The market prices for our products may exceed the prices of competitive products based on current technologies or new products based on technologies currently under development by competitors. There can be no assurance that the prices of our products will be perceived by consumers as cost-effective or that the prices of such products will be competitive with existing products or with other new products or technologies

Our Patents and the Protection of Our Proprietary Technologies May Be Subject to Certain Uncertainties

    Our ability to compete effectively will depend, in part, on our ability to protect and maintain the proprietary nature of our technology. There can be no assurance as to the degree of protection offered by the patents owned by us, or as to the likelihood that additional patents will be issued based upon pending patent applications. Patent applications in the United States are maintained in secrecy until patents are issued and we, therefore, cannot be certain that we were the first creator of the inventions covered by our patents or pending patent applications, or that we were the first to file patent applications for such inventions. The high costs of enforcing patent and other proprietary rights may also limit the degree of protection afforded to us. We also rely on unpatented proprietary technology, and there can be no assurance that others may not independently develop the same or similar technology or otherwise obtain access to our proprietary technology. There can be no assurance that our patents or other proprietary rights will be determined to be valid or enforceable if challenged in court or administrative proceedings or that our patents or other proprietary rights, even if determined to be valid, will be broad enough in scope to enable us to prevent third parties from producing products using similar technologies or processes. There can also be no assurance that we will not become involved in disputes with respect to the patents or proprietary rights of third parties. See "We May Become Involved in Legal Proceedings." An adverse outcome from such proceedings could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties, prevent us from collecting royalties from licensees or require us to stop using such technology, any of which would have a material adverse effect on our financial condition and business prospects.

We Are Dependent on Key Personnel

    Our success is highly dependent on the continued services of a limited number of skilled managers and scientists. The loss of any of these individuals could have a material adverse effect on us. In addition, our success will depend upon, among other factors, the recruitment and retention of additional highly skilled and experienced management and technical personnel. There can be no assurance that we will be able to retain existing employees or to attract and retain additional personnel on acceptable terms given the competition for such personnel in industry, universities and non-profit research institutions.

We May Become Involved in Legal Proceedings

    Although there are no currently pending legal proceedings to which we are a party which we believe to be material, we are involved in legal proceedings arising in the normal course of business. Due to the inherent uncertainties of legal proceedings, the outcome of any such proceedings could be unfavorable, and we may choose to make payments, or enter into other arrangements, to settle such proceedings or may be required to pay damages or other expenses, which could have a material adverse effect on our financial condition or results of operations. We have been subject to legal proceedings in the past involving the validity and enforceability of certain of our patents. While such patent-related legal proceedings have been successfully resolved in our favor, such proceedings can require the expenditure of substantial management time and financial resources and can adversely affect our financial performance. There can be no assurance that we will not be a party to other legal proceedings in the future.

Our Stock Price Is Subject to Volatility

      There has been a history of significant volatility in the market price of our Common Stock. We believe that many factors, including actual or anticipated announcements of technological innovations, new commercial products, actual or anticipated changes in laws and governmental regulations, disputes relating to patents or proprietary rights, changes in business practices and other factors may have a significant effect on the market price of our Common Stock.

                                 USE OF PROCEEDS

       We will not receive any of the proceeds from the sale of the shares offered hereby.


                            SELLING SECURITYHOLDER

      The shares of the Common Stock to which this prospectus relates are being offered by the selling securityholder. The selling securityholder is Canon Inc. of Tokyo, Japan.

      Pursuant to a Stock Purchase Agreement dated March 31, 2000, we purchased from Canon all of its 2,924,558.85 shares of the voting stock of United Solar, the photovoltaic product joint venture we established with Canon in 1990. In exchange for Canon's stock in United Solar, Canon was paid $24 million (in cash and notes) and we issued Canon 700,000 shares of our Common Stock. In connection with the closing of our purchase of Canon's voting stock of United Solar, we and Canon also amended or terminated certain other agreements, including agreements relating to intellectual property. We and Canon also entered into a Registration Rights Agreement dated April 11, 2000 pursuant to which we granted Canon certain rights to cause us to register all or a portion of Canon's 700,000 shares of Common Stock under the Securities Act. Canon has exercised its rights under the Registration Rights Agreement.

      As of the date of this prospectus, Canon is also the owner of 371,905 shares of Common Stock which were purchased from us in 1987. These shares could be sold by Canon at anytime. We have no agreement with Canon regarding the holding or sale of these shares. An employee of a U.S. subsidiary of Canon serves on our Board of Directors, but there are no agreements or understandings obligating us to continue such director's service on the Board.

      Except as described above, Canon has not had any other material relationship with us within the past three years.


                             PLAN OF DISTRIBUTION

      We have been advised that the shares of Common Stock to which this prospectus relates may be distributed by Canon from time to time in one or more public or private transactions, including block transactions, effected on the Nasdaq National Market or on other exchanges or markets on which the Common Stock may from time to time be trading, in negotiated transactions, or in a combination of the foregoing. Sales of shares of Common Stock by Canon may be made at prevailing market prices or at prices negotiated with the purchasers of such shares.

      Canon may effect sales of the shares of Common Stock to which this prospectus relates or through broker-dealers. Such broker-dealers may receive compensation in the form of discounts or commissions payable by Canon and may receive commissions payable by purchasers of shares for whom such broker-dealers may act as agents.

      Any broker-dealer who participates with Canon in the distribution of the shares of Common Stock to which this prospectus relates may be deemed to be an underwriter within the meaning of the Securities Act, and any commissions or discounts received by such broker-dealer and any profit on the resale of shares by such broker-dealer may be deemed to be underwriting discounts and commissions under the Securities Act.

      Pursuant to the Registration Rights Agreement, we have agreed to indemnify Canon and its respective officers, directors and stockholders against certain liabilities, including certain liabilities arising under the Securities Act, arising in connection with the offer and sale of the Common Stock offered hereby.

      We will bear all costs and expenses of the registration of the securities to which this prospectus relates.


                           VALIDITY OF COMMON STOCK

      The validity of the shares of Common Stock being sold in the offering has been passed upon by Roger John Lesinski, Esq., the General Counsel of Energy Conversion Devices, Inc.



                                    EXPERTS

      The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended June 30, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

Registration fee...............................................  $ 4,481.40
Legal fees and expenses........................................    5,000.00*
Accountants' fees and expenses.................................   10,000.00*
Miscellaneous..................................................    1,518.60*
                                                                  ---------
      Total:...................................................  $21,000.00
                                                                 ==========
----------
* Estimated

      We will bear all of the foregoing expenses.


Item 15     Indemnification of Directors and Officers

      Our certificate of incorporation provides that we will indemnify our current and former directors and officers from and against all liabilities and reasonable expenses that they incur in connection with, or resulting from, any claims, actions, suits or proceedings to the extent that indemnification is not inconsistent with Delaware law. We also provide directors' and officers' liability insurance coverage for the acts and omissions of our directors and officers. In order to be entitled to indemnification under the provisions of our certificate of incorporation, a director or officer must be wholly successful with respect to the claim, action, suit or proceeding or have acted in good faith in what he or she reasonably believed to be in the best interests of ECD, or, with respect to a criminal action or proceeding, must have had no reasonable cause to believe that his or her conduct was unlawful. Prior to the final disposition of a claim, action, suit or proceeding, we will advance expenses incurred by a current or former director or officer if the director or officer provides us with an undertaking to repay the amount advanced if he or she is not entitled to indemnification after the final disposition.

      Our certificate of incorporation provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for breach of the director's duty of loyalty to us or our stockholders for acts or omissions not in good faith, or which involve intentional misconduct, or a knowing violation of law, for unlawful payment of a dividend or unlawful stock purchase or redemption under the Delaware General Corporation Law, or for any transaction from which the director derived an improper personal benefit. While this provision provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate that duty.


Item 16.    Exhibits

      See Exhibit Index.

Item 17.    Undertakings

A.    Subsequent Disclosure.

      We hereby undertake:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.    Incorporation by Reference.

      We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    Indemnification.

      Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of ECD pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ECD in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, ECD certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Troy, State of Michigan, on August 1, 2000.

                                    ENERGY CONVERSION DEVICES, INC.



                                    By /S/
                                       ----------------------------------------
                                          Stanford R. Ovshinsky
                                          President and Chief Executive Officer

                              POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger John Lesinski and Ghazaleh Koefod, and each of them, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stand, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of ECD in the capacities and on the dates indicated.

         Signature                        Title                       Date
         ---------                        -----                       ----


/S/                             Director, President and Chief     August 1, 2000
-----------------------------   Executive Officer (principal      --------------
    Stanford R. Ovshinsky       executive officer)


/S/                             Treasurer                         August 1, 2000
-----------------------------   (principal financial officer and  --------------
    Stephan W. Zumsteg          principal accounting officer)


/S/
-----------------------------   Chairman of the Board of          August 1, 2000
    Robert C. Stempel           Directors                         --------------

/S/
-----------------------------                                     August 1, 2000
    Iris M. Ovshinsky              Director                       --------------

/S/
-----------------------------                                     August 1, 2000
    Nancy M. Bacon                 Director                       --------------

/S/
-----------------------------                                     August 1, 2000
    Umberto Colombo                Director                       --------------

/S/
-----------------------------                                     August 1, 2000
    Subhash K. Dhar                Director                       --------------

/S/
-----------------------------                                     August 1, 2000
    Hellmut Fritzsche              Director                       --------------

/S/
-----------------------------
    Seymour Liebman                Director                       --------------

/S/
-----------------------------
    Tyler Lowrey                   Director                       --------------

/S/
-----------------------------                                     August 1, 2000
    Walter J. McCarthy, Jr.        Director                       --------------

/S/
-----------------------------                                     August 1, 2000
    Florence I. Metz               Director                       --------------

/S/
-----------------------------
    James R. Metzger               Director                       --------------

/S/
-----------------------------                                     August 1, 2000
    Stanley K. Stynes              Director                       --------------

/S/
-----------------------------                                     August 1, 2000
    William M. Wicker              Director                       --------------

                                 EXHIBIT INDEX


                                                                        PAGE OR
EXHIBIT NO.                                                            REFERENCE
-----------                                                            ---------


3.1   Restated Certificate of Incorporation filed September 29, 1967      (a)

3.2 Certificate of Amendment to Certificate of Incorporation filed September 15, 1978 increasing and extending voting rights of the Company's Class A Common Stock and establishing
      class voting with respect to other matters                          (b)

3.3   Certificate of Amendment to Certificate of Incorporation filed
      January 7, 1982 increasing and extending voting rights to the
      Company's Class A Common Stock                                      (c)

3.4 Certificate of Amendment to Certificate of Incorporation filed September 13, 1993 extending voting rights of the Company's
      Class A Common Stock                                                (d)

3.5   Certificate of Amendment to Certificate of Incorporation filed
      March 25, 1999, extending voting rights of the Company's
      Class A Common Stock, increasing the authorized capital stock of the Company's Common Stock to 20,930,000 shares and
      authorizing 430,000 shares of Class B Common Stock                  (e)

3.6   Certificate of Amendment to Certificate of Incorporation filed
      January 27, 2000 increasing to 30,000,000 the number of             (f)
      shares of Common Stock, par value one cent ($.01) per share

3.7   Bylaws of the Company in effect as of July 17, 1997                 (g)

3.8   Amendment to Article VIII of the Bylaws effective as of
      April 27, 2000                                                      __

10.1  Agreement among the Company, Stanford R. Ovshinsky and
      Iris M. Ovshinsky, relating to the automatic conversion of Class
      A Common Stock into the Company's Common Stock upon the
      occurrence of certain events, dated September 15, 1964              (h)

5.1   Opinion of Roger John Lesinski, Esq.                                __

23.1  Consent of Roger John Lesinski, Esq.
      (included in the opinion filed as Exhibit 5.1)                      __

23.2  Consent of Deloitte & Touche LLP                                    __

                             Notes to Exhibit List

(a) Filed as Exhibit 2-A to the Company's Form 8-A and incorporated herein by reference.

(b) Filed as Exhibit 3-A-2 to Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-1 (Registration No. 2-61551) and incorporated herein by reference.

(c) Filed as Exhibit 1 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1981 and incorporated herein by reference.

(d) Filed as Exhibit 3.11 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1993 and incorporated herein by reference.

(e) Filed as Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999 and incorporated herein by reference.

(f) Filed as Exhibit 3.6 to the Company's Registration Statement on Form S-3 (Registration No. 333-33266) and incorporated herein by reference.

(g) Filed as Exhibit 3.10 to the Company's Annual Report on Form 10-KA (Amendment No. 1) for the fiscal year ended June 30, 1997 and incorporated herein by reference.

(h) Filed as Exhibit 13-D to the Company's Registration Statement on Form S-1 (Registration No. 2-26772) and incorporated herein by reference.